Exhibit 10.4
AMENDMENT TO EMPLOYMENT AGREEMENT

    THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of November 15, 2021, is made by and between TransDigm Group Incorporated, a Delaware corporation (the “Company”), and Michael Lisman (“Executive”).

WHEREAS, the Company and Executive are parties to an Employment Agreement (the “Employment Agreement”) setting forth certain terms and conditions of Executive’s employment with the Company; and

WHEREAS, the Company and Executive desire to amend the Employment Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

1.Amendments. Section 6(b)(iii) of the Employment Agreement is hereby deleted and restated in its entirety as follows:

(iii) 18.0 times the difference of (A) the Monthly COBRA Continuation Coverage Rate determined as of the Date of Termination for the Executive’s applicable health plan coverage as in effect on such date, less (B) the monthly cost to Executive that is being charged for such coverage as of the Date of Termination.
2.    Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.
3.    Governing Law. This Amendment shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Ohio.
4.    Full Force and Effect. Except as expressly amended by this Amendment, all other terms and conditions of the Employment Agreement shall remain in full force and effect and unmodified hereby.
    IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Kevin Stein
Name:	Kevin Stein
Title:	Chief Executive Officer

EXECUTIVE

/s/ Michael Lisman
Michael Lisman